Exhibit 99.1

CONTACT: Shintaro Asako Chief Financial Officer Phone: (858) 373-1500 E-mail: info@medicinova.com Rhonda Chiger Rx Communications, LLC Phone: (917) 322-2569 E-mail: rchiger@rxir.com

FOR IMMEDIATE RELEASE

MediciNova Reports Second Quarter 2007 Results

SAN DIEGO, Calif. – August 9, 2007 – MediciNova, Inc., a biopharmaceutical company that is publicly traded on the Nasdaq Global Market (Trading Symbol: MNOV) and the Hercules Market of the Osaka Securities Exchange (Code Number: 4875), today announced financial results for the second quarter ended June 30, 2007.

A detailed discussion of financial results and product development programs can be found in MediciNova’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, which was filed August 9, 2007 and is available through investors.medicinova.com/sec.cfm.

Highlights of the Quarter

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The positive results, reported in March 2007, from the first year of a two-year Phase II clinical trial of MN-166, a novel, oral treatment for multiple sclerosis, have been accepted for presentation at the 23rd Congress of the European Committee for Treatment and Research in Multiple Sclerosis (ECTRIMS) to be held in October 2007. The one-year results showed both neuroprotective and anti-inflammatory benefits, signifying the potential to reduce relapses and to halt or slow disease progression.

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MediciNova announced a strategic initiative to focus its resources on development and commercialization of two key assets in its development pipeline, MN-221 and MN-166. In addition, MediciNova announced that it will discontinue development of MN-001 in its immediate release formulation and continue to develop a once-a-day preparation of MN-001 for the treatment of bronchial asthma.

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Enrollment was completed in the Phase IIa clinical trial of MN-305 for the treatment of insomnia. MN-305 is being developed for the treatment of patients with primary insomnia with sleep maintenance difficulties. MediciNova anticipates releasing results from this trial during the fourth quarter of this year.

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A Phase Ib clinical trial of MN-221 to investigate the pharmacokinetic profile of MN-221 in healthy pregnant women not in labor was completed. MN-221 is being developed for the treatment of preterm labor, as well as the treatment of severe, acute exacerbations of asthma (status asthmaticus) in emergency room settings. MediciNova anticipates releasing results from this trial during the third quarter of this year.

Financial Results

MediciNova reported a net loss of $19.8 million, or $1.68 per share, for the quarter ended June 30, 2007, compared to a net loss of $7.2 million, or $0.72 per share, for the same period last year. There were no revenues for the quarter ended June 30, 2007. Research and development expenses were $17.9 million for the quarter ended June 30, 2007, compared to $6.5 million for the quarter ended June 30, 2006. The increase in research and development expenses was primarily due to $7.3 million in development program costs related to the advancement and announced termination of a Phase III clinical trial for MN-001 for the treatment of asthma, as well as the advancement of other development programs. General and administrative expenses were $3.0 million for the quarter ended June 30, 2007, compared to $2.2 million for the quarter ended June 30, 2006. The increase in general and administrative expenses was primarily due to stock-based compensation.

Cash and marketable securities were $85.9 million as of June 30, 2007, compared to $104.1 million at December 31, 2006.

“During the quarter, we prioritized our development pipeline and announced a strategic plan to concentrate resources on two key product opportunities, MN-221 and MN-166, going forward. We believe these two clinical candidates, in particular, provide us with attractive commercial opportunities, with a targeted path to commercialization within the next several years. In the near term, we look forward to reporting on the Phase IIa clinical trial results of MN-221 for the treatment of status asthmaticus in the fourth quarter of 2007,” said Yuichi Iwaki, M.D., Ph.D., President and Chief Executive Officer of MediciNova. “While we focus on moving MN-221 and MN-166 through clinical trials, we continue to work toward capitalizing on the potential of our entire development pipeline, attempting to bring our other product candidates to certain inflection points in order to monetize their value through business development initiatives, including potential partnering opportunities.”

Operating Expense Guidance

As a result of the strategic initiative announced in June 2007 to focus resources on development and commercialization of two key assets in the development pipeline, MN-221 and MN-166, MediciNova has lowered its cash burn rate projection for the fiscal year ending December 31, 2007 to approximately $39.0 million. With the reduction in the projected cash burn rate, MediciNova believes that its current financial resources will be sufficient to fund its anticipated operating requirements, including planned research and development programs, through December 31, 2008.

About MediciNova

MediciNova, Inc. is a publicly-traded biopharmaceutical company that acquires well characterized small-molecule drugs through strategic alliances with Japanese and other international pharmaceutical companies and accelerates their development in a diversified portfolio of therapeutic product candidates targeting significant disease markets. MediciNova’s pipeline, which includes six compounds in clinical testing, targets a variety of prevalent medical conditions, including asthma, multiple sclerosis, status asthmaticus, interstitial cystitis, cancer, Generalized Anxiety Disorder, insomnia, preterm labor, urinary incontinence and thrombotic disorders. MediciNova’s strategy is to commercialize selected product candidates in the United States and to monetize other programs at key value inflection points. For more information on MediciNova, Inc., please visit www.medicinova.com.

Statements in this press release that are not historical in nature constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding MediciNova’s clinical trials supporting efficacy of product candidates and the potential novelty of such product candidates as treatments for disease, plans and objectives for present and future clinical trials and product development, strategies, future performance, expectations, assumptions, financial condition, liquidity and capital resources. These forward-looking statements may be preceded by, followed by or otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “can,” “could,” “may,” “would,” or similar expressions. These forward-looking statements involve a number of risks and uncertainties that may cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results or events to differ materially from those expressed or implied by these forward-looking statements, include, but are not limited to, the risks and uncertainties inherent in clinical trials and product development and commercialization, such as the uncertainty in results of clinical trials for product candidates, the uncertainty of whether the results of clinical trials will be predictive of results in later stages of product development, MediciNova’s reliance on third parties and the timing, cost and design of future clinical trials and research activities, the failure to execute strategic plans or strategies successfully, MediciNova’s collaborations with third parties, failure to obtain or maintain FDA approval, intellectual property rights or contract rights, and the other risks and uncertainties described in MediciNova’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2006 and its subsequent periodic reports on Forms 10-Q and 8-K. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. MediciNova disclaims any intent or obligation to revise or update these forward-looking statements.

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